UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2020

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 26, 2020, the Board of Directors of Pacific Biosciences of California, Inc. (the “Company”) appointed Eric E. Schaefer to the role of Vice President and Chief Accounting Officer, designating him as the Company’s principal accounting officer, effective immediately. As a result, Mr. Schaefer succeeded Susan K. Barnes as the Company’s principal accounting officer.

Mr. Schaefer, age 40, was previously the Company’s Senior Director, Corporate Controller since March 2019 and previously served as the Company’s Assistant Controller since June 2012. Prior to joining the Company, Mr. Schaefer served as an auditor at PricewaterhouseCoopers from 2005 to 2012, most recently as Audit Manager. Mr. Schaefer holds a B.S. in Accounting from Brigham Young University and is a certified public accountant.

Mr. Schaefer will receive a base salary of $235,000 and be eligible for a bonus up to 35% of base salary in connection with his appointment. There is no arrangement or understanding between Mr. Schaefer and any other persons pursuant to which Mr. Schaefer was selected as Chief Accounting Officer. There are no family relationships between Mr. Schaefer and any director or executive officer of the Company, and no transactions involving Mr. Schaefer that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President and Chief Financial Officer

Date: May 28, 2020